Exhibit D-6


                                        August 17, 1999


Nicholas T. Antoun, Esq.
Ropes & Gray
One International Place
Boston, MA  02110-2624

SUBJECT: PILGRIM NUCLEAR POWER STATION - WITHDRAWAL OF APPLICATION FOR THE INDIRECT TRANSFER OF THE FACILITY OPERATING LICENSE (TAC NO. MA5333)

Dear Mr. Antoun:

By application dated February 3, 1999, as supplemented May 27, 1999, Boston Edison Company sought approval of the indirect transfer of the Facility Operating License for the Pilgrim Nuclear Power Station (Pilgrim) held by Boston Edison Company. The indirect transfer would have resulted from the planned formation of a new holding company, NSTAR, of which Commonwealth Energy System and BEC Energy, the parent company of Boston Edison Company, are to become wholly owned subsidiaries. Subsequently, by letter dated July 20, 1999, you withdrew the request. You noted that the approval is no longer needed since Boston Edison Company sold its interest in Pilgrim to Entergy Nuclear Generation Company on July 13, 1999, and is no longer the licensee for Pilgrim.

The Commission has filed the enclosed Notice of Withdrawal of Application for Approval of Indirect Transfer of the Facility Operating License for Pilgrim with the Office of the Federal Register for publication.

                                        Sincerely,

                                        /S/ ALAN WANG

                                        Alan B. Wang, Project Manager, Section 2
                                        Project Directorate I
                                        Division of Licensing Project Management
                                        Office of Nuclear Reactor Regulation

Docket No. 50-293


Enclosure:  Notice of Withdrawal

Nicholas T. Antoun, Esq.                   -2-                   August 20, 1999


cc: w/encl:  See next page

Boston Edison Company
cc:

Mr. Theodore A. Sullivan
Vice President Nuclear and Station
  Director
Boston Edison Company
Pilgrim Nuclear Power Station
600 Rocky Hill Road
Plymouth, MA  02360-5599

Resident Inspector
U.S. Nuclear Regulatory Commission
Pilgrim Nuclear Power Station
Post Office Box 867
Plymouth, MA  02360-5599

Chairman, Board of Selectmen
11 Lincoln Street
Plymouth, MA  02360

Chairman, Board of Selectmen
Town Hall
878 Tremont Street
Duxbury, MA  02332

Office of the Commissioner
Massachusetts Department of
  Environment Protection
One Winter Street
Boston, MA  02108

Office of the Attorney General
One Ashburton Place
20th Floor
Boston, MA  02108

Mr. Robert M. Hallisey, Director
Radiation Control Program
Massachusetts Department of
  Public Health
305 South Street
Boston, MA  02130

Regional Administrator, Region I
U.S. Nuclear Regulatory Commission
475 Allendale Road
King of Prussia, PA  19406

Mr. C. Stephen Brennion
Regulatory Affairs Department Manager
Boston Edison Company
600 Rocky Hill Road
Plymouth, MA  02360-5599

Pilgrim Nuclear Power Station

Mr. Jack F. Alexander
Nuclear Assessment Group Manager
Pilgrim Nuclear Power Station
600 Rocky Hill Road
Plymouth, MA  02360-5599

Mr. David F. Tarantino
Nuclear Information Manager
Pilgrim Nucelar Power Station
600 Rocky Hill Road
Plymouth, MA  02360-5599

Ms. Kathleen M. O'Toole
Secretary of Public Safety
Executive Office of Public Safety
One Ashburton Place
Boston, MA  02108

Ms. Peter LaPorte, Director
Attn:  James Muckerheide
Massachusetts Emergency Management
  Agency
400 Worcester Road
P.O. Box 1496
Framingham, MA  01701-0317

Chairman, Citizens Urging
  Responsible Energy
P.O. Box 2621
Duxbury, MA 02331

Citizens at Risk
P.O. Box 3803
Plymouth, MA  02361

John M. Fulton
Assistant General Counsel
800 Boylston St., P-361
Boston, MA  02199

Chairman
Nuclear Matters Committee
Town Hall
11 Lincoln Street
Plymouth, MA  02360

Mr. William D. Meinert
Nuclear Engineer
Massachusetts Municipal Wholesale
  Electric Company
P.O. Box 426
Ludlow, MA  01056-0426

Mr. Ron Ledgett
  Executive Vice President
Boston Edison Co.
800 Boyleston Street
Boston, MA  02199

Ms. Mary Lampert, Director
Massachusetts Citizens for Safe Energy
148 Washington Street
Duxbury, MA  02332

                                                                       7590-01-P

                   UNITED STATES NUCLEAR REGULATORY COMMISSION

                              BOSTON EDISON COMPANY

                                DOCKET NO. 50-293

               NOTICE OF WITHDRAWAL OF APPLICATION FOR APPROVAL OF

                 INDIRECT TRANSFER OF FACILITY OPERATING LICENSE

     The U.S. Nuclear Regulatory Commission (the Commission) has granted the request of Boston Edison Company (BECo) to withdraw its February 3, 1999, application, as supplemented on May 27, 1999, by BECo for approval of the indirect transfer of the Facility Operating License for the Pilgrim Nuclear Power Station (Pilgrim).

     The application was seeking approval of the indirect transfer of the Facility Operating License for Pilgrim held by BECo. The indirect transfer would have resulted from the planned formation of a new holding company, NSTAR, of which Commonwealth Energy System and BEC Energy, the parent company of BECo, are to become wholly owned subsidiaries. The approval is no longer needed since BECo sold its interest in Pilgrim to Entergy Nuclear Generation Company on July 13, 1999, and no longer holds the license for Pilgrim.

     The Commission had previously issued a Notice of Consideration of Approval of Application Regarding Proposed Corporate Merger and Opportunity for Hearing published in the FEDERAL REGISTER on June 17, 1999 (64 FR 32556). However, by letter dated July 20, 1999, the applicant, through counsel, withdrew the application.

     For further details with respect to this action, see the application dated February 3, 1999, as supplemented May 27, 1999, and the applicant's letter dated July 20, 1999, which

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

withdrew the application for approval of the indirect transfer. The above documents are available for public inspection at the Commission's Public Document Room, the Gelman Building, 2120 L. Street, NW., Washington, DC, and at the local public document room located at the Plymouth Public Library, 132 South Street, Plymouth, Massachusetts 02360.

     Dated at Rockville, Maryland, this 17th day of August 1999.

                                        FOR THE NUCLEAR REGULATORY COMMISSION

                                        /S/ ALAN WANG

                                        Alan B. Wang, Project Manager, Section 2
                                        Project Directorate I
                                        Division of Licensing Project Management
                                        Office of Nuclear Reactor Regulation

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